Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

Management has prepared the unaudited pro forma condensed consolidated financial information of Accuride Corporation (the “Company”) for the fiscal year ended December 31, 2009 and for the nine-month period ended September 30, 2010 in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated statement of operations is derived from the historical consolidated financial statements of the Company and gives pro forma effect to (i) the Company’s Third Amended Plan of Reorganization, as amended and confirmed by the United States Bankruptcy Court for the District of Delaware on February 18, 2010 and (ii) the adoption of Fresh Start Accounting in accordance with Accounting Standards Codification No. 852, “Reorganizations,” in each case, upon the Company’s emergence from Chapter 11 bankruptcy proceedings on February 26, 2010.

Basis of Presentation

The accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are those disclosed in the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009, as presented in the Company’s Annual Report on Form 10-K filed on March 30, 2010, and the Company’s unaudited consolidated financial statements for the nine-month period ended September 30, 2010, as presented in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2010.  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with these filings, including the consolidated financial statements and related notes contained therein.

For Fresh Start Accounting, the allocations of fair value are based upon preliminary valuation information and other studies that have not yet been completed due to the timing of the Company’s emergence from Chapter 11 bankruptcy proceedings and the volume and complexity of the analysis required. It is anticipated that these studies will conclude during the fourth quarter of 2010.  For further information regarding Fresh Start Accounting adjustments, please refer to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2010.

The unaudited pro forma financial data set forth below are presented for informational purposes only, should not be considered indicative of actual results of operations that would have been achieved had the Plan of Reorganization, Fresh Start Accounting and related events been consummated on the dates indicated, and do not purport to be indicative of the Company’s results of operations for any future period.

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The adjustments made for the Company’s emergence from Chapter 11 bankruptcy proceedings in the unaudited pro forma condensed consolidated financial information for the fiscal year ended December 31, 2009 and for the nine-month period ended September 30, 2010 assume the financial effects resulting from the implementation of the Plan of Reorganization and the adoption of Fresh Start Accounting as of January 1, 2009.

	Predecessor Year Ended December 31,		Pro Forma (a) Year Ended December 31,	Predecessor Period from January 1 through February 26,	Successor Period from February 26 through September 30,		Pro Forma (a) Nine Months Ended September 30,
(in thousands)	2009	Adjustments	2009	2010	2010	Adjustments	2010
Operating Data:
Net sales	$570,193	—	$570,193	$104,059	$466,243	—	$570,302
Gross profit (loss) (b)	(2,302)	$12,863	10,561	4,482	42,723	$5,015	52,220
Operating expenses (c)(d)	62,793	(10,905)	51,888	7,595	39,455	(5,656)	41,394
Income (loss) from operations	(65,095)	23,768	(41,327)	(3,113)	3,268	10,671	10,826
Interest expense, net (e)	59,753	(17,547)	42,206	7,496	24,452	(153)	31,795
Gain (loss) on extinguishment of debt	(5,389)	—	(5,389)	—	—	—	—
Unrealized loss on mark to market valuation of the convertible notes conversion option (f)	—	—	—	—	5,623	—	5,623
Other income (expense), net	6,888	—	6,888	566	4,588	—	5,154
Reorganization items (g)	14,379	(14,379)	—	(59,311)	—	59,311	—
Income tax (expense) benefit (h)	(2,384)	(21,721)	(24,105)	1,534	(4,694)	18,910	15,750
Net income (loss)	$(140,112)	$33,973	$(106,139)	50,802	(15,667)	(29,577)	5,558
Weighted average common shares outstanding—basic	39,028	204,401	243,429	47,572	126,295	204,401	330,696
Basic income (loss) per share	$(3.59)		$(0.44)	$1.07	$(0.12)		$0.02
Weighted average common shares outstanding—diluted	39,028	204,401	243,429	47,572	126,295	204,401	330,696
Diluted income (loss) per share	$(3.59)		$(0.44)	$1.07	$(0.12)		$0.02
Other Data:
Net cash provided by (used in):
Operating activities	$(39,312)			$(20,773)	$(15,725)
Investing activities	(34,873)			(2,012)	5,118
Financing activities	7,030			46,611	(18,376)
Adjusted EBITDA	23,671	—	$23,671	4,683	46,434	—	$51,117
Depreciation, amortization, and impairment	55,665	$(6,753)	48,912	7,532	30,728	$(4,044)	34,186
Capital expenditures	20,364			1,457	8,148

(a) Pro forma financial information included in this table is presented, where applicable, in accordance with Article 11 of Regulation S-X.  Accordingly, we have not included a pro forma balance sheet because the relevant adjustments are already reflected in the Company’s balance sheet as of September 30, 2010, which is presented in our Quarterly Report on Form 10-Q filed on November 9, 2010.

(b) Depreciation expense for the fiscal year ended December 31, 2009 and for the nine-month period ended September 30, 2010, have been revised to reflect the preliminary allocations of fair values and increases the useful lives of our assets, as follows:

			Depreciation Expense
(in thousands, except for years)	Fair Value	Useful Life	Year Ended December 31, 2009	Nine Months Ended September 30, 2010
Land	$17,461	N/A	N/A	N/A
Building	39,280	8-14 years	$3,571	$2,678
Machinery and Equipment	216,851	4-10 years	30,979	23,234

Total pro forma depreciation expense			34,550	25,912
Less historical depreciation expense			(47,413)	(30,927)
Total			$(12,863)	$(5,015)

The fair values above are based upon preliminary valuation information and other studies that have not yet been completed due to the timing of our emergence from Chapter 11 bankruptcy proceedings and the volume and complexity of the analysis required.  It is anticipated that these studies will conclude during the fourth quarter of 2010.

(c) Amortization expense for the fiscal year ended December 31, 2009 and for the nine-month period ended September 30, 2010, have been revised to reflect the preliminary allocations of intangible assets at fair value, as follows:

			Amortization Expense
(in thousands, except for years)	Fair Value	Useful Life	Year Ended December 31, 2009	Nine Months Ended September 30, 2010
Trade Names	$34,000	N/A	N/A	N/A
Technology	40,900	15 years	$2,727	$2,045
Customer relationships	166,100	20 years	8,305	6,229

Total pro forma amortization expense			11,032	8,274
Less historical amortization expense			(4,922)	(7,303)
Total			$6,110	$971

The fair values above are based upon preliminary valuation information and other studies that have not yet been completed due to the timing of our emergence from Chapter 11 bankruptcy proceedings and the volume and complexity of the analysis required.  It is anticipated that these studies will conclude during the fourth quarter of 2010.

(d) For the fiscal year ended December 31, 2009, operating expenses were adjusted to remove $17,015 of prepetition professional fees and related bankruptcy expenses. For the nine months ended September 30, 2010, operating expenses were adjusted to remove $6,627 of professional fees and expenses.

(e) For the fiscal year ended December 31, 2009 and for the nine-month period ended September 30, 2010, pro forma interest expense reflects our new capital structure upon our emergence from Chapter 11 bankruptcy proceedings based on an assumed LIBOR of 400 basis points as follows:

	Interest Expense
(in thousands, except for years)	Year Ended December 31, 2009	Nine Months Ended September 30, 2010
Postpetition senior credit facility (1)	$30,129	$22,669
Convertible notes (2)	12,797	9,312
Total pro forma interest expense	42,926	31,981
Less historical interest expense	(60,473)	(32,134)
Total	$(17,547)	$(153)

(1) Reflects pro forma interest expense on our postpetition senior credit facility assuming an initial outstanding balance of $309.0 million at an interest rate of 9.75%.

(2) Reflects pro forma interest expense on our convertible notes offered at an interest rate of 7.5%, net of the amortized discount, and accretion of the debt discount.

(f) Represents loss due to the application of Statement of Financial Accounting Standard No. 133 to our convertible notes conversion option.  We do not adjust for this loss because it is expected to be a recurring item going forward.

(g) For the fiscal year ended December 31, 2009, reorganization items were adjusted to remove the professional fees and expenses incurred related to our Plan of Reorganization. For the nine-month period ended September 30, 2010, reorganization items were adjusted to remove the net benefit recognized due to our discharge of debt on February 26, 2010, the effective date of the Plan of Reorganization, net of other professional fees and expenses incurred.

(h)   Tax effect of pro forma adjustments at 39%.